UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 W. 42nd Street	New York	New York	10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 461-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIT	New York Stock Exchange
5.625% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share	CITPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2021, CIT Group Inc. (“CIT”), a Delaware corporation and the parent company of CIT Bank, N.A., a national banking association (“CIT Bank”), entered into an amendment (the “Amendment”) to that certain Agreement and Plan of Merger dated October 15, 2020 (the “Merger Agreement”) by and among First Citizens BancShares, Inc., a Delaware corporation (“BancShares”), First-Citizens Bank & Trust Company, a North Carolina chartered commercial bank and direct, wholly owned subsidiary of BancShares (“FCB”), FC Merger Subsidiary IX, Inc., a direct, wholly-owned subsidiary of FCB (“Merger Sub” and, collectively with, BancShares and FCB, the “BancShares Parties”), and CIT.

Prior to the parties’ execution and delivery of the Amendment, Section 8.1(c) of the Merger Agreement provided that the Merger Agreement may be terminated at any time prior to the “Effective Time” by either the BancShares Parties or the Company if the merger of Merger Sub with and into CIT, with CIT as the surviving entity (the “Merger”), shall not have been consummated on or before October 15, 2021 (the “Termination Date”). Pursuant to the Amendment, the parties amended Section 8.1(c) of the Merger Agreement to extend the Termination Date to March 1, 2022. As of September 30, 2021, regulatory approval from the Federal Reserve Board has not yet been obtained by the parties. The parties have mutually agreed to amend the Merger Agreement in order to provide additional time in order to obtain regulatory approval from the Federal Reserve Board. The parties have responded to all questions issued by the Staff of the Federal Reserve Board, and the Staff has informed us that they do not have further questions at this time. The parties have been informed that the application is presently at the Governor level. The Board of Governors has not provided a timeframe for its decision on the application. Approval by the Federal Reserve Board is the only remaining regulatory approval required in order to complete the merger, and both parties are committed to continuing to seek such approval.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 30, 2021, CIT and First Citizens issued a joint press release announcing the entry into the First Amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits accompany this report.

Exhibit No.	Description

2.1	Amendment No. 1, dated September 30, 2021, to the Agreement and Plan of Merger, dated October 15, 2020, by and among First Citizens BancShares, Inc., First-Citizens Bank & Trust Company, FC Merger Subsidiary IX, Inc., and CIT Group Inc.

99.1	Joint Press Release, dated September 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT Group Inc.

(Registrant)

By	/s/ John Fawcett
	Name:	John Fawcett
	Title:	Executive Vice President & Chief Financial Officer

Date: September 30, 2021